                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-37789
                                                              Boca Resorts, Inc.


                    SUPPLEMENT NO. 7 DATED OCTOBER 22, 2003
                      TO PROSPECTUS DATED DECEMBER 4, 1997


         This Prospectus Supplement No. 7 to Prospectus dated December 4, 1997 is being filed for the sole purpose of correcting the name of the Selling Stockholder identified below. In Prospectus Supplement No. 6, the Selling Stockholder listed below was misidentified in the Selling Stockholders' table as "Weezor I Investment Limited Partnership." The Selling Stockholder's correct name is reflected below and the table of Selling Stockholders in the Selling Stockholders' section of the Prospectus is hereby supplemented as follows:


                                                                                     NUMBER OF
                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                    OWNED AFTER
                                           NUMBER OF            NUMBER OF              SALE(1)
                                      SHARES BENEFICIALLY     SHARES OFFERED    -------------------
SELLING STOCKHOLDER                         OWNED(1)              HEREBY        NUMBER          %
-------------------                   -------------------     --------------    ------        -----
Weezor I Limited Partnership                870,162              820,062        50,100          *

-------------------

(1) As used herein, beneficial ownership means the sole power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition of, a security. Except as otherwise indicated, the Selling Stockholders have (i) sole voting power and investment power with respect to their respective shares of Class A Common Stock, except to the extent that authority is shared with any spouse under applicable law and (ii) record and beneficial ownership with respect to their respective shares of Class A Common Stock.

*   less than one percent